Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the previously filed Registration Statement of EOG Resources, Inc. on Form S-8 (Reg. No. 333-63184) of our report dated June 14, 2002, appearing in the Annual Report on Form 11-K of EOG Resources, Inc. Savings Plan for the year ended December 31, 2001.



Deloitte & Touche LLP
Houston, Texas
June 19, 2002